Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 8, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of JPMorgan Insurance Trust Core Bond Portfolio, JPMorgan Insurance Trust Government Bond Portfolio, JPMorgan Insurance Trust Balanced Portfolio, JPMorgan Insurance Trust Large Cap Growth Portfolio, JPMorgan Insurance Trust Equity Index Portfolio, JPMorgan Insurance Trust Diversified Equity Portfolio, JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio, JPMorgan Insurance Trust Intrepid Mid Cap Portfolio and JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

August 14, 2006